EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jonathan Samuels, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Triangle Petroleum Corporation on Form 10-Q for the fiscal quarter ended October 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Triangle Petroleum Corporation.

	By:	/s/ JONATHAN SAMUELS

Date: April 26, 2013	Name:	Jonathan Samuels
	Title:	President and Chief Executive Officer

I, Justin Bliffen, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Triangle Petroleum Corporation on Form 10-Q for the fiscal quarter ended October 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Triangle Petroleum Corporation.

	By:	/s/ JUSTIN BLIFFEN

Date: April 26, 2013	Name:	Justin Bliffen
	Title:	Chief Financial Officer